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                                                                   EXHIBIT 10.38



                           OMNIBUS MANAGEMENT COMPANY
                                OPTION AGREEMENT

         This Option Agreement (the "AGREEMENT"), dated as of the 28th day of July, 1997, is entered into by and among TOWER REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), TOWER EQUITIES MANAGEMENT, INC., a Delaware corporation ("TEMI") and TOWER EQUITIES & REALTY CORP., a New York corporation, CXX MINEOLA MANAGEMENT CORP., a New York corporation, FORUM MANAGEMENT & REALTY CORP., a New York corporation, MADISON 40/41 MANAGEMENT CORP., a New York corporation, TOWER 45 ASSET MANAGEMENT CORP., a New York corporation, and SJP REALTY CORP., a New York corporation (each, a "GRANTOR").

                                R E C I T A L S:

         A. Each Grantor desires to contribute to the Operating Partnership all of its assets other than the stock of TEMI, and which the Operating Partnership desires to contribute such assets to TEMI.

         B. The Operating Partnership desires to acquire through a contribution to capital from each Grantor, and each Grantor desires to grant to the Operating Partnership, an option to acquire, on the terms and conditions set forth herein, all of the assets owned by the Grantor other than any shares of stock, or rights in or to or to acquire shares of stock, issued by TEMI (collectively, the "ASSETS"). TEMI in turn desires to acquire through a contribution to capital from the Operating Partnership, and the Operating Partnership desires to contribute to TEMI, the Assets upon the exercise of the foregoing option by the Operating Partnership.

         C. The Operating Partnership desires to acquire the Assets in connection with (i) the formation of Tower Realty Trust, Inc., a Maryland corporation (the "COMPANY"), which intends to qualify as a real estate investment trust and which is the sole general partner and a limited partner of the Operating Partnership, and (ii) the proposed initial public offering (the "IPO") and concurrent private placement (collectively, "OFFERINGS") of shares of the Company's common stock, par value $0.01 per share ("COMMON STOCK").

         NOW, THEREFORE, in consideration of ten dollars ($10.00) paid by the Operating Partnership to each Grantor, these premises, the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Operating Partnership, TEMI and the Grantors agree as follows:
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                              ARTICLE I: THE OPTION

         1.1 Grant of Option. Each Grantor hereby irrevocably grants to the Operating Partnership the right and option (the "OPTION") to purchase through a contribution to the capital of the Operating Partnership all of such Grantor's right, title and interest in the Assets on the terms and conditions set forth herein.

         1.2 Term and Exercise of Option. The Option may be exercised by the Operating Partnership at any time from and after the date hereof through 5:00 p.m. on December 31, 1997 (the "OPTION TERMINATION DATE"); provided, that if on the Option Termination Date the Operating Partnership or a Grantor is prohibited by applicable law, or the Operating Partnership or a Grantor is subject to a stay, order, injunction, or similar limitation or any pending or threatened action or proceeding to enjoin, restrain, prohibit or assess substantial damages in respect of the exercise by the Operating Partnership of the Option, then the Option may be exercised by the Operating Partnership during the 10 business day period commencing on the first business day following the removal of each such prohibition, stay, order, injunction, action, proceeding or similar limitation in effect at that time. Subject to the foregoing, if the Operating Partnership does not exercise the Option by the Option Termination Date, such Option shall be deemed terminated and shall be of no further force or effect and no Grantor shall have any further obligations hereunder.

         1.3 Acquisition Consideration. The consideration (the "ACQUISITION CONSIDERATION") to be received by each Grantor in respect of the contribution of its Assets to the Operating Partnership shall be an 143 units of limited partnership interest in the Operating Partnership ("OP UNITS"). The Acquisition Consideration shall be divided among the Grantors as specified by the Grantors in a notice to the Operating Partnership.

         1.4 Lock-Up Agreements. The OP Units to be issued to each Grantor hereunder shall be subject to a Lock-Up Agreement to be executed at the Closing (as hereinafter defined) by the Operating Partnership and the Grantor, substantially in the forms attached as Exhibit A attached hereto, whereby the Grantor will not be permitted to transfer OP Units for up to two years after the Closing, except as otherwise permitted under such agreement.


                         ARTICLE II: CLOSING PROCEDURES

         2.1 Contribution of Assets. Upon the Operating Partnership's exercise of the Option, each Grantor shall, in accordance with Section 2.2 hereof, transfer, assign, and convey to the Operating Partnership and the Operating Partnership shall accept as a contribution to its capital from such Grantor, all right, title and interest in and to the Assets, free and clear of all Encumbrances (as defined in Section 3.1(a)), in exchange for the Acquisition Consideration. Immediately after the consummation of such contribution transaction, the Operating Partnership shall, in accordance with Section 2.2 hereof, transfer, assign, and convey to TEMI and TEMI shall accept as a contribution to its capital from the Operating Partnership, all right, title and interest in and to the Assets, free and clear of all Encumbrances, in exchange for 50 shares of non-voting common stock of TEMI. All of the Assets will be contributed to the Operating Partnership subject to all their existing liabilities and the Operating Partnership shall at the Closing assume such liabilities (the "Assumed Liabilities"). At the time Assets are recontributed to TEMI all of the Assumed Liabilities shall be expressly assumed by TEMI.


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         2.2 Closing; Conditions to Obligations. (a) (i) The Operating
         Partnership shall exercise the Option by delivering to each Grantor a notice (the "OPTION NOTICE"), which notice shall state the date (the "CLOSING DATE") of the closing of the transactions contemplated by
         Section 2.1 (the "CLOSING"), which date shall be no less than 10 days and no more than 30 days following the date of such Option Notice.

                  (i) The Closing shall be held within the period specified in the Option Notice at the offices of Battle Fowler LLP, 75 East 55th Street, New York, New York, or at the offices of the attorneys for the lead underwriter of the IPO.

                  (ii) Following delivery of the Option Notice, the Operating Partnership and each Grantor will at or prior to the Closing execute and deliver all closing documents (the "CLOSING DOCUMENTS") required by the Operating Partnership pursuant to Section 2.3 and, pending the Closing, deposit such Closing Documents in escrow with Battle Fowler, LLP as escrow agent of the Operating Partnership (the "ESCROW AGENT").

         (b) The Closing will occur simultaneously with the closing of the Offerings (the "OFFERINGS CLOSING"); provided, that the Offerings Closing shall be deemed to have occurred only if that portion of the net proceeds from the Offerings which is to be contributed to the Operating Partnership by the Company is sufficient, as determined by the Operating Partnership in its reasonable discretion, to enable the Operating Partnership (i) to acquire all the interests to be acquired by it, and (ii) to apply such portion of the net proceeds to acquire such other properties or interests, to repay principal, interest and other amounts due with respect to indebtedness and to meet such other obligations as may be described in the Registration Statement on Form S-11 prepared and filed in connection with the IPO (the "REGISTRATION STATEMENT"), as the same shall be in effect on the day of the Offerings Closing.

         (c) The following deliveries shall be made at the Closing:

                  (i) the Operating Partnership shall cause to be delivered to the Escrow Agent or its designee

                           (A) the Acquisition Consideration,

                           (B) a certificate of the general partner of the
                  Operating Partnership (the "GENERAL PARTNER") certifying that each Grantor has been or will be, effective as of the Closing, admitted as a limited partner of the Operating Partnership and that the Operating Partnership's books and records indicate or will indicate that such Grantor is the holder of the number of OP Units that such Grantor is entitled to receive pursuant to
                  Section 1.3, and

                           (C) if such OP Units are to be represented by
                  certificates, a certificate or certificates in the name of such Grantor representing the number of OP Units to which such Grantor is entitled; and

                  (ii) upon receipt of the consideration set forth in clause (i) above and the documents and deliveries required by Section 2.3, the Escrow Agent will release the Closing Documents to the

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         Operating Partnership and deliver to each Grantor the Acquisition
         Consideration to be received by it.

         (d) Notwithstanding any other provision of this Agreement, the Operating Partnership may, in its sole discretion, elect not to consummate the contribution of all or any portion of the Assets as follows:

                  (i) in the event that a Grantor either identifies in its Assignment as defined in and delivered pursuant to Section 2.3(a) a breach of or other exception with respect to any of the representations, warranties or covenants contained in Article III or has otherwise breached this Agreement, or

                  (ii) in the event that all authorizations, consents or approvals of any governmental or administrative agency or authority or any third party necessary in order to consummate the contribution of the Assets, or there exists an order or judgment enjoining, restraining or prohibiting, or assessing substantial damages in respect of such consummation, or there shall be any action or proceeding instituted or threatened in writing to enjoin, restrain, prohibit or assess substantial damages in respect of such consummation, then, the Operating Partnership shall, in lieu of the delivery of the Acquisition Consideration pursuant to clause (c)(i) above, either

                  (x) in the case of an election not to consummate the contribution of all of the Assets, notify the Escrow Agent of such election and direct the Escrow Agent to return such Grantor's Closing Documents to such Grantor, or

                  (y) in all other cases, equitably adjust the delivery with respect to such Grantor pursuant to clause (c)(i) above to reflect the portion of such Grantor's Assets with respect to which the purchase is actually being made (provided, that in no event shall the Acquisition Consideration, as adjusted hereunder, consist of less than one OP
         Unit), which adjustment shall be determined in the Operating Partnership's reasonable discretion, and shall in all events be binding upon such Grantor.

         (e) Except as the result of a default by a Grantor hereunder, if the Closing does not occur within 30 days of the date of the Option Notice, then neither the Operating Partnership nor the Grantors shall have any obligations under the Closing Documents, the Closing Documents shall be deemed null and void ab initio and the Operating Partnership will direct the Escrow Agent to destroy the Closing Documents it holds. This Agreement shall thereafter remain in effect and the Operating Partnership may thereafter exercise the Option again at any time before the Option Termination Date.

         2.3 Documents to Be Delivered at the Closing. At or prior to the Closing, each Grantor shall execute, acknowledge where deemed necessary or desirable by the Operating Partnership, and deliver to the Escrow Agent, in addition to any other documents mentioned elsewhere herein, the following:

         (a) An assignment of the Assets (the "ASSIGNMENT"), which shall be in the form attached hereto as Exhibit B attached hereto and shall contain a warranty of title that such Grantor owns the Interests free and clear of all Encumbrances (as defined in Section 3.1(a)), and shall either


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                  (i) reaffirm the accuracy of all representations and
         warranties and the satisfaction of all covenants contained in Article III hereof, or

                  (ii) if such reaffirmation cannot be made, identify those representations, warranties and/or covenants contained in Article III hereof which such Grantor can no longer make or comply with, represent that such Grantor has used reasonable efforts to take such actions as would permit such Grantor to make such representations and warranties and/or to comply with such covenants, and reaffirm the accuracy of all other representations and warranties and the satisfaction of all other covenants contained in Article III hereof.

         (b) a certified copy of all necessary or appropriate corporate resolutions authorizing the execution, delivery and performance by such Grantor of this Agreement and the Closing Documents.

         (c) An affidavit establishing an exemption from the withholding requirements of the Foreign Investment in Real Property Tax Act ("FIRPTA"), as amended, provided, however, that if such Grantor fails to provide such an affidavit, the Operating Partnership shall be entitled to withhold from the Acquisition Consideration and pay to the Internal Revenue Service the sums required to be withheld pursuant to FIRPTA (and the amount so withheld shall be paid by the Operating Partnership to the Internal Revenue Service, in order for the Operating Partnership to comply with the provisions of Section 1445 of the Internal Revenue Code of 1986 or successor similar legislation, as the same may be amended hereafter).

         (d) The Lock-up Agreement and a duly executed signature page to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, a copy of which is attached hereto as Exhibit D (the "PARTNERSHIP AGREEMENT").

         (e) Any other documents, agreements or instruments as the Operating Partnership shall reasonably request in order to assign, transfer and convey such Grantor's Assets to the Operating Partnership and to otherwise effect the transactions contemplated hereby, including filings with any applicable governmental jurisdiction in which the Operating Partnership is required to file its partnership documentation.

         (f) All intercompany indebtedness owed by Grantor to any present or former officer, director, shareholder or affiliate thereof shall be cancelled.

         In addition, the Operating Partnership and TEMI shall execute and deliver an OP Assignment in the form of Exhibit C attached hereto.

         2.4 Cessation of Offerings. If at any time the Board of Directors of the Company determines in good faith to abandon the formation of the Company or the Offerings, the Operating Partnership will so advise the Grantor in writing and thereupon all parties hereto will be relieved of all obligations under this Agreement and all Closing Documents (except for obligations arising under Sections 2.5 and 2.6).

         2.5 Closing Costs. The Operating Partnership agrees to pay all of the closing costs arising from the purchase of the Assets pursuant to the exercise by the Operating Partnership of the Option.


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         2.6 Default. (a) If after having exercised the Option, the Operating
Partnership fails to consummate the transactions contemplated hereby (including a failure due to the Offerings Closing not having occurred), then the Operating Partnership will pay to each Grantor the sum of $100.00 as liquidated and agreed upon damages. The parties acknowledge that it would be difficult, if not impossible, to ascertain the actual measure of a Grantor's damages in the event of the Operating Partnership's default and the parties agree that $100.00 is a fair reflection of each Grantor's damages in such event.

         (b) If a Grantor defaults with respect to its obligations under this Agreement, the Operating Partnership shall be entitled to exercise against such Grantor any and all remedies provided at law or in equity, including but not limited to, the right of specific performance.

         2.7 Further Assurances. Each Grantor will, from time to time, execute and deliver to the Operating Partnership all such other and further instruments and documents and take or cause to be taken all such other and further action as the Operating Partnership may reasonably request in order to effect the transactions contemplated by this Agreement, including instruments or documents deemed necessary or desirable by the Operating Partnership to effect and evidence the purchase of such Grantor's Assets by the Operating Partnership in accordance with the terms of this Agreement.


                                  ARTICLE III:
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GRANTOR

         As a material inducement to the Operating Partnership and TEMI to enter into this Agreement and to consummate the transactions contemplated hereby, each Grantor hereby severally makes to the Operating Partnership and TEMI each of the representations and warranties set forth in this Article III, which representations and warranties (unless otherwise noted) are true as of the date hereof. As a condition to the Operating Partnership's obligation to purchase the Assets after the exercise of the Option, such representations and warranties must be true as of the Closing Date.

         3.1 Title to Interests. (a) Except as set forth on Schedule A attached hereto, the Grantor owns beneficially and of record, free and clear of any claim, lien, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, right of assignment, purchase right or other rights of any nature whatsoever (each, an "ENCUMBRANCE"), and has full power and authority to convey free and clear of any Encumbrances, its Assets and, upon delivery of an Assignment by the Grantor conveying its Assets and delivery of the Acquisition Consideration by the Operating Partnership for such Assets as herein provided, the Operating Partnership will acquire good and valid title thereto, free and clear of any Encumbrance, except Encumbrances created in favor of the Operating Partnership by the transactions contemplated hereby.

         (c) There are no agreements, instruments or understandings with respect to any of the Assets, other than Assets which constitute rights under agreements of instruments..

         3.2 Organization; Authority; No Conflicts. (a) The Grantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization.

         (b) The Grantor has full right, authority, power and capacity:


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                  (i) to execute and deliver this Agreement, each Closing
         Document and each other agreement, document and instrument to be executed and delivered by or on behalf of the Grantor pursuant to this Agreement;

                  (ii) to perform the transactions contemplated hereby and thereby; and

                  (iii) to transfer, assign, convey and deliver all of the Assets to the Operating Partnership in accordance with this Agreement.

         (c) All applicable corporate or other action necessary for Grantor to execute and deliver this Agreement, the Closing Documents and each other agreement, document and instrument executed by or on behalf of the Grantor pursuant to this Agreement, and to perform the transactions contemplated hereby and thereby, has been taken, or will be taken prior to the Closing Date.

         (d) This Agreement, each Closing Document and each other agreement, document and instrument executed and delivered by or on behalf of the Grantor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Grantor, each enforceable in accordance with its respective terms.

         (e) Except for any breaches, violations or defaults which will be waived or cured, or discharged or repaid prior to or contemporaneously with the Closing, the execution, delivery and performance of this Agreement, the Closing Documents and each other agreement, document and instrument to be executed and delivered by or on behalf of the Grantor:

                  (i) does not and will not violate the Grantor's charter and/or bylaws;

                  (ii) does not and will not violate any foreign, federal, state, local or other laws applicable to the Grantor or require the Grantor to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made and which does not remain in effect; and

                  (iii) does not and will not result in a breach or a violation of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture, deed of trust, mortgage, loan or credit agreement or any other agreement, contract, instrument, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Grantor is a party or by which the property of the Grantor is bound or affected, or result in the creation of any Encumbrance on any of its Assets.

         3.3 Litigation. (a) The Grantor knows of no litigation or proceeding, whether judicial, administrative or arbitral, pending or overtly threatened, affecting all or any portion of the Interests or the Grantor's ability to consummate the transactions contemplated hereby.

         (b) The Grantor knows of no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of its Interests, which in any such case would impair the Grantor's ability to enter into and perform all of its obligations under this Agreement.


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         3.4 No Other Agreements. The Grantor has made no agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or entity to sell, transfer, dispose of or in any way encumber any of the Assets or restricting in any way the Grantor's ability to sell the Assets to the Operating Partnership or to enter into any agreement with respect to the Assets.

         3.5 Investment Representations and Warranties.

         (a) (i) The Grantor, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in OP Units,

                           (A) has such knowledge, sophistication and experience
                  in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in OP Units,

                           (B) is capable of protecting its own interest or has
                  engaged representatives or advisors to assist it in protecting its interests and

                           (C) is capable of bearing the economic risk of such
                  investment.

                  (ii) The Grantor is an "accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act.

         (b) (i) The Grantor understands that an investment in the Operating Partnership involves substantial risks.

                  (ii) The Grantor has been given the opportunity to make a thorough investigation of the proposed activities of the Operating Partnership and has been furnished with materials relating to the Operating Partnership and its proposed activities.

                  (iii) The Grantor has been afforded the opportunity to obtain any additional information requested by it.

                  (iv) The Grantor has had an opportunity to ask questions of and receive answers from representatives of the Operating Partnership concerning the Operating Partnership and its proposed activities and the terms and conditions of an investment in OP Units.

         (c) (i) The OP Units to be issued to the Grantor at the Closing will be acquired by the Grantor for its own account, for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

                  (ii) The Grantor was not formed for the specific purpose of acquiring an interest in the Operating Partnership.

         (d)      (i) The Grantor acknowledges that

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                           (A) the OP Units to be issued to the Grantor at the
                  Closing have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such OP Units are represented by certificates, such certificates will bear a legend to such effect,

                           (B) the Company's and the Operating Partnership's
                  reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantor contained herein,

                           (C) the OP Units to be issued to the Grantor at the
                  Closing may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available,

                           (D) there is no public market for such OP Units, and

                           (E) the Operating Partnership has no obligation or
                  intention to register such OP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.

                  (ii) The Grantor hereby acknowledges that because of the restrictions on transfer or assignment of such OP Units to be issued hereunder, which will be set forth in the Partnership Agreement and in the Lock-up Agreement, the Grantor may have to bear the economic risk of the investment commitment evidenced by this Agreement and any OP Units issued hereunder for an indefinite period of time.

         3.6 Covenant to Remedy Breaches. The Grantor covenants to use all reasonable efforts within its control

         (a) to prevent the breach of any representation or warranty of the Grantor hereunder,

         (b) to satisfy all covenants of the Grantor hereunder and

         (c) to promptly clear any breach of a representation, warranty or covenant of the Grantor hereunder upon its learning of same.


                                   ARTICLE IV:

     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPERATING PARTNERSHIP

         As a material inducement to the Grantors to enter into this Agreement and to consummate the transactions contemplated hereby, the Operating Partnership hereby makes to each Grantor each of the representations and warranties set forth in this Article IV, which representations and warranties are true as of the date hereof and shall be true as of the date of the Closing.

         4.1 Authority. (a) The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware.

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         (b) The Operating Partnership has full right, authority, power and capacity:

                  (i) to execute and deliver this Agreement, each Closing Document to which it is a party and each other agreement, document and instrument to be executed and delivered by or on behalf of it pursuant to this Agreement;

                  (ii) to perform the transactions contemplated hereby and thereby; and

                  (iii) to issue OP Units to each Grantor pursuant to and in accordance with the terms of this Agreement.

         (c) This Agreement, each Closing Document to which the Operating Partnership is a party and each agreement, document and instrument executed and delivered by the Operating Partnership pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Operating Partnership, each enforceable in accordance with its respective terms.

         (d) The execution, delivery and performance of this Agreement, each Closing Document to which the Operating Partnership is a party and each such agreement, document and instrument by the Operating Partnership:

                  (i) does not and will not violate the partnership agreement of the Operating Partnership;

                  (ii) does not and will not violate any foreign, federal, state, local or other laws applicable to the Operating Partnership or require the Operating Partnership to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made and which does not remain in effect; and

                  (iii) does not and will not result in a breach or a violation of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture, deed of trust, mortgage, loan or credit agreement, any other material agreement, contract, instrument, lease, permit or authorization, or any order, writ, judgment, injunction, decree, determination or arbitration award to which the Operating Partnership is a party or by which the property of the Operating Partnership is bound or affected.


                            ARTICLE V: MISCELLANEOUS

         5.1 Amendment and Waiver. Any amendment hereto shall be effective only against those parties hereto who have acknowledged in writing their consent to such amendment. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

         5.2 Entire Agreement; Counterparts; Applicable Law. This Agreement

         (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof,

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
         (b) may be executed in several counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument and

         (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

         5.3 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by the Operating Partnership without the prior written consent of each Grantor, or by any Grantor without the prior written consent of the Operating Partnership, and any attempted assignment without such consent shall be void and of no effect; provided, further, however, that the Operating Partnership may assign all or any portion of this Agreement and the Closing Documents and any agreement contemplated hereunder or thereunder to the Company or to an affiliate of the Operating Partnership or the Company without the consent of the Grantor.

         5.4 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

         5.5 Third Party Beneficiary. No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary right or any other right of any kind in any customer, affiliate, stockholder, partner, director, officer or employee of any party hereto or any other person or entity, provided, however, that Section 6.3 of this Agreement shall be enforceable by and shall inure to the benefit of the persons described therein.

         5.6 Severability. (a) If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

         (b) The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

         5.7 Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled under this Agreement or otherwise at law or in equity.

         5.8 Notices; Exercise of Option. Any notice or demand which must or may be given under this Agreement (including the exercise by the Operating Partnership of the Option) or by law shall, except as otherwise provided, be in writing and shall be deemed to have been given (i) when physically received by

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
personal delivery (which shall include the confirmed receipt of a telecopied facsimile transmission), (ii) three (3) business days after being deposited in the United States certified or registered mail, return receipt requested, postage prepaid, or (iii) one (1) business day after being deposited with a nationally known commercial courier service utilizing its next day delivery service (such as Federal Express); addressed and delivered or telecopied in the case of a notice to the Operating Partnership to the following address and telecopy number:

                  Tower Realty Operating Partnership, L.P.
                  c/o Feldman Equities
                  120 West 45th Street
                  New York, New York  10036-4003
                  Attention: Lawrence Feldman
                  Phone: (212)768-9010
                  Telecopy: (212)768-9479

with a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attention: Steven L. Lichtenfeld, Esq.
                  Phone: (212)856-6996
                  Telecopy: (212)858-7823

and addressed and delivered or telecopied, in the case of a notice to a Grantor, to the Grantor at

                  c/o Feldman Equities
                  120 West 45th Street
                  New York, New York  10036-4003
                  Attention: Lawrence Feldman
                  Phone: (212)768-9010
                  Telecopy: (212)768-9479.

         5.9 Computation of Time. Any time period provided for herein which shall end on a Saturday, Sunday or bank or legal holiday shall extend to 5:00 p.m. of the next full business day. All times are New York City time.

         5.10 Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of each Grantor set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

         5.11 Time of the Essence. Time is of the essence with respect to all obligations of each Grantor under this Agreement.

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
         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.

                              OPERATING PARTNERSHIP:

                              TOWER REALTY OPERATING
                              PARTNERSHIP, L.P.

                              By:   TOWER REALTY TRUST, INC.,
                                    its general partner



                                    By:  /s/ Robert L. Cox
                                         ------------------------------
                                         Name:    Robert L. Cox
                                         Title:   Executive Vice President and
                                                  Chief Operating Officer

                                         TOWER EQUITIES MANAGEMENT, INC.



                              By: /s/ Lawrence H. Feldman
                                  ------------------------------
                                      Lawrence H. Feldman
                                      President


                              GRANTORS:

                              TOWER EQUITIES & REALTY CORP.



                              By: /s/ Lawrence H. Feldman
                                  ------------------------------
                                      Lawrence H. Feldman
                                      President


                              CXX MINEOLA MANAGEMENT CORP.



                              By: /s/Lawrence H. Feldman
                                  ------------------------------
                                     Lawrence H. Feldman
                                     President


                              FORUM MANAGEMENT & REALTY CORP.

                              By: /s/Lawrence H. Feldman
                                  ------------------------------
                                     Lawrence H. Feldman
                                     President


                              MADISON 40/41 MANAGEMENT CORP.



                              By: /s/Lawrence H. Feldman
                                  ------------------------------
                                     Lawrence H. Feldman
                                     President


                              TOWER 45 ASSET MANAGEMENT CORP.



                              By: /s/Lawrence H. Feldman
                                  ------------------------------
                                     Lawrence H. Feldman
                                     President


                              SJP REALTY CORP.



                              By: /s/Lawrence H. Feldman
                                  ------------------------------
                                     Lawrence H. Feldman
                                     President



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                                                                      Schedule A


                               Exceptions to Title
                                      None





                                       15